UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455	32-0027992
(Commission File Number)	(IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Agreement with Mark Rachovides

On August 7, 2012, the Board of Directors appointed Mr. Mark Rachovides.to the Board of Directors of Sky Petroleum, Inc. (the “Company”), effective immediately.  The Board of Directors adopted resolutions establishing Mr. Rachovides' compensation for his services as a member of the Board of Directors payable as follows:

Annual director fees of $30,000 per year, payable quarterly;

Meeting fees of $1,200 per physical meeting; $600 per phone meeting including committee meetings of the Board attended; and

Stock Options exercisable to purchase 300,000 shares of common stock of the Company at a price of U.S.$0.25 per share, subject to the provisions of the non-U.S. Stock Option Plan, one-third (1/3) of the options vesting each year after the date of initial appointment. All options shall terminate seven (7) years after the date of appointment.

Mr. Rachovides will serve as a member of the Board of Directors until the next general meeting of the Company’s shareholders or until his successor is appointed or elected and qualified.

Item 5.02.  Appointment of a Director

Appointment of Mark Rachovides

On August 7, 2012, pursuant to its powers under the Company’s bylaws to fill vacant seats on the Board, the Board of Directors appointed Mark Rachovides as a Director to the Company, effective immediately.   Mr. Rachovides will receive compensation and benefits in connection with his services as a Director of the Company as described in Item 1.01 above which is incorporated herein by reference.

Mr. Rachovides is currently the Chairman of Deva Gold in Romania and is a well-known specialist in Eastern Europe and the Former Soviet Union (“FSU”) region.  Mr. Rachovides served for over 11 years at the European Bank for Reconstruction and Development (“EBRD”).  He is a member of Euromines Board and the Chairman of the Euromines Gold Group.  Euromines is recognized as the representative body of the European metals and minerals mining industry.  Previously he was Executive Vice President and Director of European Goldfields, a Gold Mining company listed in London and Toronto, as well as Vice President, Europe at Dundee Resources Limited.   Mr. Rachovides has been involved in a wide variety of projects in Eastern Europe and the FSU.  He was also a director of Uzhuralzoloto, one of Russia’s largest gold producers until recently and remains on the Board of Eurogas International, a company developing oil and gas projects in Tunisia.  He has been involved with a number of public companies and natural resource projects in the region both as a company director and a financier. He has also written a number of articles and conference presentations for Euromines, the LBMA, the World Gold Council, PDAC, the Mining Journal, the Russia-Canada mining group and other bodies.

The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Rachovides and any other director, executive officer, or other nominees.  The Company knows of no transactions involving the Company during the last two years in which Mr. Rachovides has a direct or indirect interest.

Item 7.01.  Regulation FD Disclosure

Sky Petroleum appoints Mark Rachovides to its Board of Directors. On August 8, 2012, the Registrant released the press release filed herewith as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits

(c)     Exhibits.

Exhibit	Description

99.1	Press Release dated August 8, 2012

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated:	August 8, 2012	By:	/s/ Michael D. Noonan
Michael D. Noonan
VP Corporate

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 8, 2012

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